This filing pursuant to Rule 424(b)(5) is identical to the filing made on May 21, 1998 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of including an optional "serial tag" in the header of the electronic submission to indicate that a reporting entity separate from the Depositor is issuing the Securities.

                                                Filed pursuant to Rule 424(b)(2)
                                              Registration File Number 033-55860

Prospectus Supplement
(To Prospectus Dated June 13, 1997)

           TIERSSM CORPORATE BOND-BACKED CERTIFICATES, SERIES C 1998-6
                                    issued by
            TIERSSM CORPORATE BOND-BACKED CERTIFICATES TRUST C 1998-6
                RELATING TO CHRYSLER CORPORATION 7.40% DEBENTURES
                          DUE 2097 (THE "TERM ASSETS")
    ZTF(R) CLASS: $50,000,000 CERTIFICATE PRINCIPAL BALANCE, 0% PASS-THROUGH
                  RATE FROM MAY 21, 1998 TO AUGUST 1, 2018; MANDATORILY EXCHANGEABLE FOR TERM ASSETS ON AUGUST 1, 2018
AMORTIZING CLASS: $41,250,000 INITIAL CERTIFICATE PRINCIPAL BALANCE,
                  SEMIANNUAL FIXED PAYMENTS OF PRINCIPAL AND INTEREST UNTIL AUGUST 1, 2018

     EVIDENCING FRACTIONAL INTERESTS IN $50,000,000 7.40% DEBENTURES DUE 2097 ISSUED BY CHRYSLER CORPORATION

STRUCTURED PRODUCTS CORP.
DEPOSITOR

The TIERSSM Corporate Bond-Backed Certificates, Series C 1998-6 (the "Certificates") offered hereby will represent two classes of fractional undivided beneficial interests in TIERS Corporate Bond-Backed Certificates Trust C 1998-6 (the "Trust") to be formed pursuant to the Trust Agreement, dated as of May 21, 1997, between Structured Products Corp., as depositor (the "Company" or the "Depositor") and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by the Series C 1998-6 Supplement, dated as of May 21, 1998 (collectively, the "Trust Agreement"). The property of the Trust will consist principally of initially $50,000,000 aggregate principal amount of 7.40% Debentures, due 2097 (the "Term Assets") issued by Chrysler Corporation (the "Term Assets Issuer"), having the characteristics described in a prospectus dated February 19, 1997 and a supplement thereto dated July 15, 1997 (together, the "Term Assets Prospectus"). The Term Assets were issued and sold as part of an underwritten public offering of $500,000,000 aggregate principal amount of such securities.

The Term Assets will be acquired by the Trustee on behalf of the Trust in exchange for the Certificates. Terms used but not otherwise defined herein are defined in the Prospectus dated June 13, 1997 attached hereto (the "Prospectus"). (COVER CONTINUED ON NEXT PAGE)

The Amortizing Class Certificates (the "Amortizing Class Certificates") have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE"). The Zero-To-Full(R) Class Certificates (the "ZTF(R) Class Certificates") will not be so listed.

It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated identically to the Term Assets by both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's," and with Moody's, the "Rating Agencies"). Moody's and Standard & Poor's have rated the Term Assets "A2" and "A," respectively.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY OR ANY OF ITS AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE TERM ASSETS ISSUER OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Salomon Brothers Inc ("Salomon" or the "Underwriter") proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise at prices determined at the time of sale. The price at which Certificates will be sold by the Underwriter may vary with each transaction. The Underwriter has agreed to purchase the ZTF Class Certificates from the Company at 25.839% of the Certificate Principal Balance thereof. The Underwriter has agreed to purchase the Amortizing Class Certificates from the Company at 99.80% of the initial Certificate Principal Balance thereof plus accrued interest, if any, calculated at an annual rate of 6.6% compounded semiannually (the "Yield to Amortizing Class Final Distribution Date") from February 1, 1998 to the Closing Date (as defined below). Proceeds to the Company from any sale of the Certificates will be equal to the purchase price paid therefor by the Underwriter, net of any expenses payable by the Company and any compensation payable to the Underwriter. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Method of Distribution" herein.

The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book entry form through the facilities of The Depository Trust Company on or about May 21, 1998 (the "Closing Date") against payment therefor in same-day funds.

"Zero-To-Full"(R), "ZTF"(R) and "TIERS"(R) are registered service marks of Salomon Brothers Inc.

SALOMON SMITH BARNEY

The date of this Prospectus Supplement is May 21, 1998.

(COVER PAGE CONTINUED)

The Depositor may from time to time deposit additional Term Assets into the Trust. Upon any such deposit, additional ZTF Class Certificates will be issued in a Certificate Principal Balance equal to the principal amount of the additional Term Assets being deposited and additional Amortizing Class Certificates will be issued in a Certificate Principal Balance calculated in the same manner as was used in the initial offering of the Certificates. All Certificates issued in connection with a deposit of additional Term Assets to the Trust will rank PARI PASSU with the Certificates of the same class issued on the Closing Date.

The Certificates will be issued in two classes. Except in the case of a Special Event Redemption (as defined below), the ZTF Class Certificates evidence fractional undivided beneficial interests in all principal payments on the Term Assets, and in interest accrued on the $50,000,000 aggregate principal amount of the Term Assets on and after August 1, 2018 at a rate of 7.40% per annum (the "Pass-Through Rate"), compounded semiannually. Except in the case of a Special Event Redemption, the Amortizing Class Certificates evidence fractional undivided beneficial interests in all payments of interest accrued and paid on the Term Assets on or before August 1, 2018.

Distributions on the Amortizing Class Certificates will be made semiannually on the first day of each February and August, or if any such day is not a Business Day then on the immediately following Business Day, commencing August 1, 1998 (each, a "Distribution Date").

Except in the case of a Special Event Redemption, no cash distributions will be made on the ZTF Class Certificates. Instead, the ZTF Class Certificates outstanding on August 1, 2018 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the Term Assets underlying such ZTF Class Certificates equal to the aggregate Certificate Principal Balance of such ZTF Class Certificates. No action by such holders will be required to effect such termination and exchange, which will be carried out by the Trustee notifying such holders of such termination and exchange and distributing to each such holder in kind its pro rata portion of the Term Assets under the terms of the Trust Agreement.


Distributions on the Amortizing Class Certificates will consist of equal semiannual installments of principal and interest through August 1, 2018 (each, a "Fixed Payment"). Each Fixed Payment will be allocated between interest accrued at a rate equal to the Yield to Amortizing Class Final Distribution Date on the then-outstanding Certificate Principal Balance of the Amortizing Class Certificates, and the repayment of principal. The Amortizing Class Certificates will be paid in full on August 1, 2018.

Losses realized on the Term Assets will be borne by the holders of the Certificates (the "Certificateholders") in the manner described herein. See "Special Considerations--Events of Default."

The maturity of the Term Assets may be shortened by the Term Assets Issuer upon the occurrence and during the continuation of a Tax Event (as defined herein). The Term Assets may be redeemed by the Term Assets Issuer (i) in whole within 90 days following the occurrence and continuation of a Tax Event and the receipt of an additional tax opinion (as described herein) or (ii) at the option of the Term Assets Issuer as a whole at any time or in part from time to time, on not less than 30 nor more than 60 days notice to the holders of the Term Assets (a "Term Assets Optional Redemption"), in each case at a price which will at least equal the principal amount of the Term Assets to be redeemed plus accrued and unpaid interest thereon at the Pass-Through Rate. If the Term Assets are redeemed, or the maturity of the Term Assets is shortened to a date, prior to August 1, 2018, the Certificates will be redeemed (a "Special Event Redemption"). (The date of any such redemption is referred to herein as the "Special Event Redemption Date.") The Trustee will distribute the payment received on the Term Assets on the Special Event Redemption Date to the holders of the Amortizing Class Certificates and the ZTF Class Certificates in the same ratio as (i) the present value of all scheduled future payments on the Amortizing Class Certificates discounted semiannually at a rate of 6.60% per annum to the Special Event Redemption Date bears to (ii) the present value of all scheduled future payments on the Term Assets after August 1, 2018 discounted semiannually at a rate of 7.057% per annum to the Special Event Redemption Date. Such ratio will be calculated by Salomon Brothers Inc, as calculation agent (the "Calculation Agent").

In the event of a redemption of a portion of the Term Assets on deposit in the Trust pursuant to a Term Assets Optional Redemption, the Trustee shall select by lot a portion of each of the ZTF Class Certificates and the Amortizing Class Certificates for redemption based on their respective Certificate Principal Balances in the same proportion (or as near as practicable) that the amount of the Term Assets on deposit in the Trust being redeemed bears to the aggregate amount of the Term Assets then on deposit in the Trust.

The Term Assets Issuer is not participating in, and will not receive any proceeds in connection with, the sale of the Certificates.

There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Special Considerations" in the Prospectus.

The Certificates are being offered in registered form. The Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates-Definitive Certificates."

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED JUNE 13, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

                                                                         PAGE

SUMMARY OF TERMS............................................................1

SPECIAL CONSIDERATIONS......................................................6

FORMATION OF THE TRUST......................................................7

USE OF PROCEEDS.............................................................7

THE TERM ASSETS ISSUER......................................................7

DESCRIPTION OF THE TERM ASSETS..............................................8

DESCRIPTION OF THE CERTIFICATES.............................................8

DESCRIPTION OF THE TRUST AGREEMENT.........................................12

FEDERAL INCOME TAX CONSEQUENCES............................................14

ERISA CONSIDERATIONS.......................................................17

METHOD OF DISTRIBUTION.....................................................18

RATINGS  ..................................................................18

LEGAL OPINIONS.............................................................19

INDEX OF TERMS.............................................................20

APPENDIX A - Identification of the Term Assets

APPENDIX B - Amortizing Class Certificates--Schedule of Amortizing Payments

APPENDIX C - Distributions Upon Special Event Redemption; Payment Default or
             Acceleration

                                SUMMARY OF TERMS

The following summary of terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


The Trust........................  TIERS Corporate Bond-Backed Certificates
                                   Trust C 1998-6. The Trust will be formed pursuant to the Trust Agreement dated as of May 21, 1998 (the "Closing Date"), between Structured Products Corp., as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series C 1998-6 Supplement dated as of May 21, 1998. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. The Company is an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc, a wholly owned subsidiary of Travelers Group Inc., and is an affiliate of Salomon Brothers Inc. See "The Company" in the Prospectus.

Securities Offered...............  TIERS Corporate Bond-Backed Certificates,
                                   Series C 1998-6. The Certificates, each of which represents a fractional undivided beneficial interest in the Trust, will be issued pursuant to the Trust Agreement and will consist of two classes: the ZTF Class Certificates and the Amortizing Class Certificates. The Term Assets will be the sole assets of the Trust from which Certificateholders will receive any distributions.

ZTF Class Certificates...........  $50,000,000 aggregate Certificate Principal
                                   Balance. Except in the case of a Special
                                   Event Redemption, no cash distributions will be made on the ZTF Class Certificates. Instead, the ZTF Class Certificates outstanding on August 1, 2018 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the Term Assets underlying such ZTF Class Certificates equal to the aggregate Certificate Principal Balance of such ZTF Class Certificates. No action by such holders will be required to effect such termination and exchange, which will be carried out by the Trustee notifying such holders of such termination and exchange and distributing to each such holder in kind its pro rata portion of the Term Assets under the terms of the Trust Agreement.

Cash Distributions
on the ZTF Class Certificates...   Except in the case of a Special Event
                                   Redemption, there will be no cash
                                   distributions on the ZTF Class Certificates.

Amortizing Class Certificates...   $41,250,000 aggregate initial Certificate
                                   Principal Balance. Distributions on the
                                   Amortizing Class Certificates will consist of semiannual Fixed Payments payable on each Distribution Date up to and including August
                                   1, 2018. Each Fixed Payment will be in an amount equal to the product of (i) 7.40%,
                                   (ii) 180 divided by 360, and (iii)
                                   $50,000,000 (or such other amount equal to the amount of Term Assets in the Trust as of the related Distribution Date). Each Fixed
                                   Payment payable on the Amortizing Class
                                   Certificates will be allocated between
                                   interest accrued at the Yield to Amortizing
                                   Class Final Distribution Date on the then-outstanding aggregate Certificate Principal
                                   Balance of the Amortizing Class Certificates, and return of principal to
                                   Certificateholders, according to the schedule attached as Appendix B hereto. Although payments on the Amortizing Class Certificates are denominated as principal and interest, the Amortizing Class Certificates generally represent indirect beneficial ownership of solely the interest payments on the Term
                                   Assets and will be paid solely from interest payments on the Term Assets; absent a Special
                                   Event Redemption on or prior to August 1, 2018, THE AMORTIZING CLASS CERTIFICATEHOLDERS
                                   HAVE NO RIGHT TO ANY PORTION OF THE PRINCIPAL
                                   PAYMENTS ON THE TERM ASSETS.

                                   The aggregate Certificate Principal Balance of the Amortizing Class Certificates will initially be $41,250,000. On any Distribution Date, the aggregate Certificate Principal Balance will be reduced by the positive difference between (i) the semiannual Fixed Payment made on such Distribution Date and
                                   (ii) interest accrued on the aggregate
                                   Certificate Principal Balance at the Yield to Amortizing Class Final Distribution Date from the prior Distribution Date (or, in the case of the initial Distribution Date, such interest accrued from February 1, 1998). The Certificate Principal Balance of the Amortizing Class Certificates for each Distribution Date is as set forth on Appendix B.

Amortizing Class Final
Distribution....................   The Amortizing Class Certificates will be
                                   paid in full on August 1, 2018.

Distribution Dates...............  Distributions on the Amortizing Class
                                   Certificates will be made semiannually on the first day of each February and August, or if any such day is not a Business Day then on the immediately following Business Day, commencing August 1, 1998; PROVIDED, HOWEVER, that payment on each Distribution Date shall be subject to prior payment of interest on the Term Assets.

Interest Accrual Period..........  For each Distribution Date, interest shall accrue on the Amortizing Class Certificates during the period commencing on and including the prior Distribution Date to, but excluding, such Distribution Date, except that the initial Interest Accrual Period will commence on February 1, 1998.

Term Assets......................  The Term Assets consist of $50,000,000 aggregate principal amount of Chrysler
                                   Corporation 7.40% Debentures due 2097, having the characteristics described in a prospectus dated February 19, 1997 and a supplement thereto dated July 15, 1997. The Term Assets were issued and sold as part of an underwritten public offering of $500,000,000 aggregate principal amount of such securities. Distributions are required to be made on the Term Assets semiannually on the first day of each February and August, commencing August 1, 1998, or if such day is not a Business Day, on the next succeeding Business Day. See "Description of the Term Assets" herein.

Deposit of Additional Term Assets;
Issuance of Additional
Certificates...................... The Depositor may from time to time deposit additional Term Assets into the Trust. Upon any such deposit, additional ZTF Class Certificates will be issued in a Certificate Principal Balance equal to the principal amount of the additional Term Assets being deposited and additional Amortizing Class Certificates will be issued in a Certificate Principal Balance calculated in the same manner as was used in the initial offering of the Certificates. All Certificates issued in connection with a deposit of additional Term Assets to the Trust will rank PARI PASSU with the Certificates of the same class issued on the Closing Date.

Trustee and Trust Agreement....... U.S. Bank Trust National Association, acts as the Trustee pursuant to a series trust
                                   agreement (the "Trust Agreement"), a copy of which may be inspected at the designated office of the Trustee, 100 Wall Street, Suite 1600, New York, New York 10005.

Tax Event; Term Assets Optional
Redemption; Special Event
Redemption......................   The maturity of the Term Assets may be
                                   shortened by the Term Assets Issuer upon the occurrence and continuance of a Tax Event (as defined herein). In addition, the Term Assets may be redeemed by the Term Assets Issuer (i) in whole within 90 days following the occurrence of a Tax Event and the receipt of an additional tax opinion (as described herein) or (ii) at the option of the Term
                                   Assets Issuer as a whole at anytime or in part from time to time, on not less than 30 nor more than 60 days' notice to the holders at the Term Assets (a "Term Assets Optional
                                   Redemption"), in each case at a price which will at least equal the principal amount of the Term Assets to be redeemed plus accrued and unpaid interest thereon at the Pass-Through Rate. If the Term Assets or a portion thereof are redeemed, or the maturity of the Term Assets is shortened to a date, prior to April 1, 2018, the Certificates or a portion thereof, as the case may be, will be redeemed a ("Special Event Redemption"). (The date of any such redemption is referred to hereinafter as the "Special Event Redemption
                                   Date.") The Trustee will distribute the
                                   payment received on the Term Assets on the Special Event Redemption Date to the holders of the ZTF Class Certificates and the Amortizing Class Certificates in the same ratio as (i) the present value of all scheduled future payments on the Amortizing
                                   Class Certificates discounted semiannually at a rate of 6.60% per annum to the Special event Redemption Date bears to (ii) the present value of all scheduled future payments on the Term Assets after August 1, 2018 discounted semiannually at a rate of 7.057% per annum to the Special Event
                                   Redemption Date. Such ratio will be
                                   calculated by the Calculation Agent. Such ratio and the amounts distributable if the Term Assets are redeemed at par as of any Distribution Date are shown on Appendix C hereto. In the event of a redemption of a portion of the Term Assets on deposit in the Trust pursuant to a Term Assets Optional
                                   Redemption, the Trustee shall select by lot a portion of each of the ZTF Class Certificates and the Amortizing Class Certificates for redemption based on their respective
                                   Certificate Principal Balances in the same proportion (or as near as practicable) that the Term Assets on deposit in the Trust being redeemed bears to the aggregate amount of the Term Assets then on deposit in the Trust, and each Certificates will be redeemed. See
                                   "Description of the CertificatesCSpecial
                                   Event Redemption Following a Tax Event or a
                                   Term Assets Optional Redemption" herein.


Distribution of Term Assets on
 Default.........................  Upon a Payment Default or an Acceleration of
                                   the Term Assets (as such terms are defined herein), the Trustee will make an in-kind distribution of the Term Assets to the holders of the Amortizing Class Certificates and the ZTF Class Certificates in the same ratio as (i) the present value of all scheduled future payments on the Amortizing Class Certificates discounted semiannually at a rate of 6.60% per annum to the date of such Payment Default or Acceleration bears to (ii) the present value of all scheduled future payments on the Term Assets after August 1, 2018 discounted semiannually at a rate of 7.057% per annum to the date of such Payment Default or Acceleration. Such ratio will be calculated by the Calculation Agent. Such ratio and the amounts distributable if the Term Assets are redeemed at par as of any Distribution Date are shown on Appendix C hereto.

 Record Dates..................    The day immediately preceding each
                                   Distribution Date.

Denominations; Specified
 Currency......................    The Certificates will be denominated and
                                   payable in U.S. dollars and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof.

Form of Security...............    The Certificates are being offered in
                                   registered form. The Certificates initially will be registered in the name of Cede & Co., as nominee of The Depository Trust Company.
                                   Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See
                                   "Description of the Certificates- Definitive
                                   Certificates." Distributions on the
                                   Certificates will be settled in immediately available (same-day) funds.

Trustee........................    U.S. Bank Trust National Association.

Federal Income Tax Consequences.   See "Federal Income Tax Consequences" herein.

ERISA Considerations............   Subject to the matters discussed under "ERISA
                                   Considerations" herein, any employee benefit or other plan subject to the Employee
                                   Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended
                                   (the "Code"), including an individual
                                   retirement account or Keogh plan, may
                                   purchase Certificates of a class if such plan or the fiduciary who causes "plan assets" of any such plan to purchase the Certificates is able to make a deemed representation that its purchase and holding of the Certificates, as well as subsequent transactions involving the Trust, would not be prohibited under ERISA or
                                   Section 4975 of the Code.

                             SPECIAL CONSIDERATIONS

NO DETAILED INFORMATION ABOUT TERM ASSETS OR TERM ASSETS ISSUER

     This Prospectus Supplement does not provide detailed information with respect to the Term Assets or Chrysler Corporation (the "Term Assets Issuer"), any risk factors relating thereto, or any rights or obligations, legal, financial or otherwise, arising under or related to the Term Assets. See "The Term Assets Issuer" and "Appendix A--Identification of Term Assets" herein.

TERM ASSETS ISSUER IS THE ONLY PAYMENT SOURCE

     The Certificates are payable solely from payments made on the Term Assets by the Term Assets Issuer. The Term Assets Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of financial difficulties of the Term Assets Issuer, could result in delays in payment, partial payment or non-payment of the Certificates relating to a Term Asset. See "Description of the Certificates--Distribution of Term Assets on Payment Default or Acceleration" herein.

BANKRUPTCY RISKS

     If Salomon Brothers Holding Company Inc ("SBHCI"), the parent of the Depositor, were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy or SBHCI itself were to request a bankruptcy court to order that the Depositor be substantively consolidated with SBHCI, delays in and reductions in the amount of distributions on the Certificates could occur. SBHCI and the Depositor have taken certain steps that are intended to minimize the risk that the assets of the Depositor would be substantively consolidated with the assets and liabilities of SBHCI. These steps include the creation of the Depositor as a separate, limited purpose subsidiary, restrictions on the operations of the Depositor, and limitations in the certificate of incorporation of the Depositor on the nature of the Depositor's business and its ability to commence voluntary insolvency cases or proceedings without the prior unanimous vote of all its directors. Further, the Depositor does not intend to file, and SBHCI has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code or any similar applicable state laws with respect to the Depositor. Thus, (i) the voluntary or involuntary application with respect to the Depositor for relief under Title 11 of the United States Code or similar applicable state laws and (ii) the substantive consolidation of the Depositor and SBHCI is unlikely to occur.

     The transfer of the Term Assets from Salomon to the Depositor is intended and has been structured to constitute an absolute sale of the Term Assets rather than a borrowing by Salomon secured by the Term Assets. If Salomon were to become a debtor in a bankruptcy case or a case under the Securities Investor Protection Act of 1970, as amended ("SIPA") and a bankruptcy trustee, a court which had issued a protective decree under SIPA or a creditor of Salomon were to take the position that the transfer of the Term Assets from Salomon to the Depositor should be characterized as the pledge of the Term Assets to secure a borrowing by Salomon, then delays in distributions on the Certificates or (should the bankruptcy court or the court in a case under SIPA rule in favor of any such trustee or creditor) reductions in such distributions could result. If the transfer of the Term Assets to the Depositor is treated as a sale, however, the Term Assets would not be part of Salomon's bankruptcy estate and would not be available to Salomon's creditors.

NO ASSURANCE OF LIQUIDITY

     There is no assurance that any secondary market will develop or be maintained for any class of Certificates. While the Underwriter intends to maintain a secondary market for Certificates, it is not obligated to do so. There can be no assurance that a secondary market in the Certificates will develop or, if it does develop, that it will remain in existence for any period of time. The absence of a secondary market would adversely affect the liquidity of the Certificates.

EVENTS OF DEFAULT

     If an event of default on the Term Assets occurs, the risk of loss with respect to the Term Assets lies entirely with the Certificateholders. If a Payment Default or Acceleration (as such terms are defined herein) occurs, the Trustee will distribute the Term Assets to the Certificateholders. See "Description of the Certificates-- Distribution of Term Assets on Payment Default or Acceleration" herein.

THE UNDERWRITER AND THE COMPANY

     The Underwriter is an affiliate of the Company.

                             FORMATION OF THE TRUST

     TIERS Corporate Bond-Backed Certificates Trust C 1998-6 will be formed under New York law pursuant to the Trust Agreement dated as of May 21, 1998, as supplemented by the Series C 1998-6 Supplement dated as of May 21, 1998. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Concurrently with the execution and delivery of the Trust Agreement, the Company will deposit with the Trustee the proceeds from the sale of the Certificates to the Underwriter, with instructions to use such funds for the specific purpose of purchasing the Term Assets. The Trustee, on behalf of the Trust, will accept such funds, purchase the Term Assets and deliver the Certificates to or upon the order of the Company. The Trustee will hold the Term Assets for the benefit of the Certificateholders.

                                 USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Certificates will be used to purchase the Term Assets, which, after the purchase thereof, will be sold by the Company to the Trust and will be the sole Deposited Assets (as defined in the Prospectus) of the Trust.

                             THE TERM ASSETS ISSUER

     This Prospectus Supplement does not provide information with respect to the Term Assets Issuer. No investigation has been made of the financial condition or creditworthiness of the Term Assets Issuer or any of its subsidiaries in connection with the issuance of the Certificates. The Company is not an affiliate of the Term Assets Issuer.

     The Term Assets Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information (including financial information) with the Commission. Copies of such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, such reports and other information can be obtained from the Term Assets Issuer at its address specified in its most recent publicly available reports and at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Midwest Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

     The Trust will have no assets other than the Term Assets from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend principally on the Trust's receipt of payments on the Term Assets from the Term Assets Issuer.

     PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CONSIDER CAREFULLY THE TERM ASSETS ISSUER'S FINANCIAL CONDITION AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH TERM ASSETS. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE TERM ASSETS OR THE TERM ASSETS ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE TERM ASSETS ISSUER IS DERIVED FROM THE TERM ASSETS PROSPECTUS. NEITHER THE COMPANY NOR THE UNDERWRITER HAS PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS, OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

                         DESCRIPTION OF THE TERM ASSETS

     The Term Assets of the Trust will consist solely of initially $50,000,000 aggregate principal amount of 7.40% Debentures due 2097 issued by the Term Assets Issuer, having the characteristics described in the Term Assets Prospectus. The Term Assets were originally issued by the Term Assets Issuer as part of an underwritten public offering of $500,000,000 aggregate principal amount of such securities, pursuant to a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Term Assets Registration Statement"), filed by the Term Assets Issuer with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Distributions are required to be made on the Term Assets semiannually on the first day of each February and August, commencing August 1, 1998 (each, a "Term Assets Payment Date"), or if such day is not a Business Day, on the next succeeding Business Day.

     The Term Assets deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend on the Trust's receipt of payments on, or in respect of, the Term Assets. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Term Assets.

     The disclosure under this caption in the Prospectus Supplement is intended primarily to identify the Term Assets and does not purport to summarize the Term Assets or to provide information with respect to the Term Assets Issuer. Appendix A to this Prospectus Supplement, which contains the pricing terms of the Term Assets, is derived solely from the description thereof in the Term Assets Prospectus. Such information does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, (i) the Term Assets Prospectus, and (ii) the Term Assets Registration Statement, of which the Term Assets Prospectus is a part. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to an offering of the Term Assets. No representation is made by the Trust, the Trustee or the Company as to the accuracy or completeness of the information contained in the Term Assets Prospectus or the Term Assets Registration Statement.

RATINGS

     The Term Assets have been rated "A2" and "A" by Moody's and Standard & Poor's, respectively. Any rating of the Term Assets is not a recommendation to purchase, hold or sell such Term Assets or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

SALOMON BROTHERS INC AND THE TERM ASSETS ISSUER

     From time to time, Salomon Brothers Inc may be engaged by the Term Assets Issuer as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Salomon Brothers Inc or another affiliate of the Company may make a market in other outstanding securities of the Term Assets Issuer.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the Prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Term Assets, (ii) all payments on or collections in respect of the Term Assets accrued on or after February 1, 1998, together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. The property of the Trust will be held for the benefit of the Certificateholders by the Trustee. Certificateholders will receive payments on each Distribution Date as described herein. See "- Collections and Distributions."

     The Certificates represent two classes of undivided fractional beneficial interests in specific assets of the Trust, and all distributions to Certificateholders shall be made only from the property of the Trust as described herein. The Certificates do not represent an interest in or obligation of the Company, the Term Assets Issuer, the Term Assets Trustees, the Trustee or Salomon Brothers Inc or any affiliate thereof.

     The aggregate "Certificate Principal Balance" of the ZTF Class Certificates on any determination date will equal the aggregate principal amount of the Term Assets in the Trust as of such date. The Certificate Principal Balance of any ZTF Class Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Balance of all outstanding ZTF Class Certificates and will equal the principal amount of Term Assets that the holder of such ZTF Class Certificate is entitled to receive as an in-kind distribution on August 1, 2018. Except in the case of a Special Event Redemption, holders of ZTF Class Certificates will not be entitled to receive any cash distributions.

     The aggregate "Certificate Principal Balance" of the Amortizing Class Certificates will initially be $41,250,000. On any Distribution Date, the aggregate Certificate Principal Balance will be reduced by the positive difference between (i) the semiannual Fixed Payment made on such Distribution Date and (ii) interest accrued on the aggregate Certificate Principal Balance at the Yield to Amortizing Class Final Distribution Date from the prior Distribution Date (or, in the case of the initial Distribution Date, such interest accrued from February 1, 1998). The Certificate Principal Balance of any Amortizing Class Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Balance of all outstanding Amortizing Class Certificates. The Amortizing Class Certificates are not subject to redemption except in connection with a Special Event Redemption.

     The semiannual Fixed Payment payable on the Amortizing Class Certificates will be allocated between interest and return of principal according to the table attached as Appendix B hereto. Although payments on the Amortizing Class Certificates are denominated as principal and interest, the Amortizing Class Certificates generally represent indirect beneficial ownership of solely the interest payments on the Term Assets and will be paid solely from interest payments on the Term Assets; absent a Special Event Redemption prior to August 1, 2018, THE AMORTIZING CLASS CERTIFICATEHOLDERS HAVE NO RIGHT TO ANY PORTION OF THE PRINCIPAL PAYMENTS ON THE TERM ASSETS.

FORM OF THE CERTIFICATES

     The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof.

     The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Company, the "Clearing Agency"), except as provided below; the Company has been informed by DTC that DTC's nominee will be Cede & Co. No Certificateholder will be entitled to receive a certificate representing such Certificateholder's interest, except as set forth below under "Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "Definitive Certificates" below and "Description of the Certificates-Global Securities" in the Prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights (as defined herein) only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights authorize divergent action.

DEFINITIVE CERTIFICATES

     "Definitive Certificates" will be issued to owners of Certificates or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Company is unable to locate a qualified successor or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

LISTING ON THE NEW YORK STOCK EXCHANGE

     The Amortizing Class Certificates have been authorized for listing, upon official notice of issuance, with the NYSE. There can be no assurance that the Amortizing Class Certificates, once listed, will continue to be eligible for trading on the NYSE.

INTEREST ACCRUAL

     For each Distribution Date, interest shall accrue on the Amortizing Class Certificates during the period (the "Interest Accrual Period") commencing on and including the prior Distribution Date to, but excluding, such Distribution Date, except that the initial Interest Accrual Period shall commence on February 1, 1998.

     Interest will not accrue on the Certificate Principal Balance of the ZTF Class Certificates. Instead, the ZTF Class Certificates will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the Term Assets underlying such ZTF Class Certificates equal to the aggregate Certificate Principal Balance of such ZTF Class Certificates on August 1, 2018, unless a Special Event Redemption has occurred prior to such date. No action by such holders will be required to effect such termination and exchange, which will be carried out by the Trustee notifying such holders of such termination and exchange and distributing to each such holder in kind its pro rata portion of the Term Assets under the terms of the Trust Agreement.

     Interest will accrue on each Amortizing Class Certificate for each Interest Accrual Period ending on or prior to August 1, 2018 at the Yield to Amortizing Class Final Distribution Date (such accrued interest, the "Amortizing Class Periodic Interest"). Except in the case of any Special Event Redemption, the Amortizing Class Periodic Interest shall be payable (together with principal on the Amortizing Class Certificates) on the Distribution Dates related to each applicable Interest Accrual Period.

     See "Description of the Certificates-Interest on the Certificates" in the Prospectus.

COLLECTIONS AND DISTRIBUTIONS

     Distributions by the Trustee pursuant to the terms of the Certificates and the Trust Agreement shall be made, subject to timely receipt of payments on the Term Assets and, in the case of cash distributions, solely to the extent of funds held under the Trust Agreement:

     (i) for the ZTF Class Certificates, by a distribution in kind of the Term Assets on August 1, 2018, and

     (ii) for the Amortizing Class Certificates, on each Distribution Date through August 21, 2018;

subject, in each case, to the provisions discussed under "Description of the Certificates -- Special Event Redemption following a Tax Event or Term Assets Optional Redemption" and" -- Distribution of Term Assets on Payment Default or Acceleration."

     If a payment with respect to the Term Assets is made to the Trustee after the Term Assets Payment Date on which such payment was due, the Trustee will distribute any such amounts received on the Business Day following such receipt. No additional amounts will accrue on the Certificates or be owed to Certificateholders in respect of such distribution.

     All amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

     On August 1, 2018, the Trustee will distribute the Term Assets in kind to the ZTF Class Certificateholders, unless a Special Event Redemption has occurred on or prior to such date.

     On each Distribution Date, the Trustee will distribute Interest Collections (as defined below) for such Distribution Date in the Collection Account to the Amortizing Class Certificateholders for the payment of Fixed Payments, but only to the extent that such Interest Collections were accrued prior to August 1, 2018.

     "Interest Collections" means, with respect to any Distribution Date, all payments received by the Trustee, during the Collection Period ending on such Distribution Date, in respect of (i) interest on the Term Assets, and (ii) penalties or other amounts required to be paid because of late payments on the Term Assets. "Collection Period" means each period from (but excluding) the preceding Distribution Date (or, in the case of the first Distribution Date, from and including February 1, 1998) up to and including such Distribution Date.

DISTRIBUTION IN KIND OF TERM ASSETS ON AUGUST 1, 2018

     The ZTF Class Certificates outstanding on August 1, 2018 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the Term Assets underlying such ZTF Class Certificates equal to the aggregate Certificate Principal Balance of such ZTF Class Certificates. No action by such holders will be required to effect such termination and exchange, which will be carried out by the Trustee notifying such holders of such termination and exchange and distributing to each such holder in kind its pro rata portion of the Term Assets under the terms of the Trust Agreement.

SPECIAL EVENT REDEMPTION FOLLOWING A TAX EVENT OR TERM ASSETS
OPTIONAL REDEMPTION

     As set forth in the Term Assets Prospectus, the Term Assets Issuer intends to deduct interest paid on the Term Assets for United States federal income tax purposes. However, there have been proposed tax law changes in the last two years that, among other things, would have prohibited an issue from deducting interest payments on debt instruments with a maturity of more than 40 years. While none of these proposals has become law, there can be no assurance that similar legislation affecting the Term Assets Issuer's ability to deduct interest paid on the Term Assets will not be enacted in the future or that any such legislation would not have a retroactive effective date.

     Upon the occurrence of a Tax Event (as defined below), the Term Assets Issuer will have the right to shorten the maturity of the Term Assets to the minimum extent required, in the opinion of nationally recognized independent tax counsel (a "Tax Opinion"), such that, after the shortening of the maturity, interest paid on the Term Assets will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Term Assets Issuer, after receipt of a Tax Opinion regarding the applicable legal standards. The Term Assets may be redeemed by the Term Assets Issuer (i) in whole within 90 days following the occurrence of a Tax Event and the receipt of a Tax Opinion by the Term Assets Issuer to the effect that there would be, notwithstanding any shortening of the maturity of the Term Assets, more than an insubstantial risk that interest paid on the Term Assets by the Term Assets Issuer is not, or will not be, deductible in whole or part, by the Term Assets Issuer for United States income tax purposes or (ii) at the option of the Term Assets Issuer as a whole or in part from time to time, on not less than 30 nor more than 60 days' notice to the holders at the Term Assets (a "Term Assets Optional Redemption"), in each case at a price which will at least equal the principal balance of the Term Assets plus accrued and unpaid interest thereon at the Pass-Through Rate. If the Term Assets are redeemed in whole, or the maturity of the Term Assets is shortened to a date, prior to April 1, 2018 the Certificates will be redeemed (a "Special Event Redemption"). (The date of any such redemption is referred to hereinafter as the "Special Event Redemption Date.") The Trustee will distribute the payment received on the Term Assets on the Special Event Redemption Date to the holders of the Amortizing Class Certificates and the ZTF Class Certificates in the same ratio as (i) the present value of all scheduled future payments on the Amortizing Class Certificates discounted semiannually at a rate of 6.60% per annum to the Special Event Redemption Date bears to (ii) the present value of all scheduled future payments on the Term Assets after August 1, 2018 discounted semiannually at a rate of 7.057% per annum to the Special Event Redemption Date. Such ratio will be calculated by the Calculation Agent. Such ratio and the amounts distributable if the Term Assets are redeemed at par as of any Distribution Date are shown on Appendix C hereto.

     In the event of a redemption of a portion of the Term Assets on deposit in the Trust pursuant to a Term Assets Optional Redemption, the Trustee shall select by lot a portion of each of the ZTF Class Certificates and the Amortizing Class Certificates for redemption based on their respective Certificate Principal Balances in the same proportion (or as near as practicable) that the amount of the Term Assets on deposit in the Trust being redeemed bears to the aggregate amount of the Term Assets then on deposit in the Trust.

     "Tax Event" means that the Term Assets Issuer shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 15, 1997, there is more than an insubstantial increase in the risk that interest paid by the Term Assets Issuer on the Term Assets is not, or will not be, deductible, in whole or in part, by the Term Assets Issuer for United States federal income tax purposes.

DISTRIBUTION OF TERM ASSETS ON PAYMENT DEFAULT OR ACCELERATION

     If a Payment Default or an Acceleration occurs, the Trustee will make an in-kind distribution of the Term Assets to the holders of the Amortizing Class Certificates and the ZTF Class Certificates. A "Payment Default" means a default in the payment of any amount due on the Term Assets from the Term Assets Issuer after the same becomes due and payable (and the expiration of any applicable grace period on the Term Assets). An "Acceleration" means the acceleration of the maturity of the Term Assets following the occurrence of any default on the Term Assets other than a Payment Default. The distribution will be made to the holders of the Amortizing Class Certificates and the ZTF Class Certificates in the same ratio as (i) the present value of all scheduled future payments on the Amortizing Class Certificates discounted semiannually at a rate of 6.60% per annum to the Special Event Redemption Date bears to (ii) the present value of all scheduled future payments on the Term Assets after August 1, 2018 discounted semiannually at a rate of 7.057% per annum to the Special Event Redemption Date. Such ratio will be calculated by the Calculation Agent. Such ratio and amounts distributable if the Term Assets are redeemed at par as of any Distribution Date are shown on Appendix C hereto. Term Assets will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders.

                       DESCRIPTION OF THE TRUST AGREEMENT
GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement will consist of (i) the Term Assets, (ii) all payments on or collections in respect of the Term Assets accrued on or after February 1, 1998 together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

AFFILIATE EXCHANGE RIGHT

     Each affiliate of the Depositor, but not the Depositor itself, will have the right, subject to the limitations contained in the Trust Agreement, on any date to tender to the Trustee ZTF Class Certificates comprising a specified percentage of the aggregate Certificate Principal Balance of the ZTF Class Certificates, together with Amortizing Class Certificates comprising the same percentage of the aggregate Certificate Principal Balance of the Amortizing Class Certificates, and to receive in exchange a principal amount of Term Assets comprising the same percentage of the Term Assets deposited in the Trust.

THE TRUSTEE

     U.S. Bank Trust National Association, a national banking association, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

     Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee shall be entitled to payment of trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but shall not have any claim against the Trust with respect thereto.

EVENT OF DEFAULT

     There are no events of default with respect to the Certificates. If a Payment Default or an Acceleration occurs, the Trustee will distribute the Term Assets to the Certificateholders. See "Description of the Certificates-- Distribution of Term Assets on Payment Default or Acceleration" herein.

VOTING RIGHTS

     The ZTF Class Certificateholders will have 50% of the total Voting Rights and the Amortizing Class Certificateholders will have 50% of the total Voting Rights. Subject to the foregoing, "Voting Rights" shall mean (a) with respect to the ZTF Class Certificates, the Voting Rights allotted to such Class allocated among all ZTF Class Certificateholders in proportion to the respective Certificate Principal Balances of the then-outstanding ZTF Class Certificates held by such Certificateholders on any date of determination and (b) with respect to the Amortizing Class Certificates, the Voting Rights allotted to such Class allocated among all Amortizing Class Certificateholders in proportion to the respective Certificate Principal Balances of the then-outstanding Amortizing Class Certificates held by such Certificateholders on any date of determination.

     The required percentage of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66-2/3%.

VOTING OF TERM ASSETS

     The Trustee, as holder of the Term Assets, has the right to vote and give consents and waivers in respect of such Term Assets as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Term Assets Issuer for its consent to any amendment, modification or waiver of the Term Assets or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary stated herein, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets, including, without limitation, any demand to accelerate the Term Assets or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

EVIDENCE AS TO COMPLIANCE

     Annual independent audits of the Trust will not be required; however, the Trust Agreement will provide that within four months following the end of an Accounting Period during which a distribution was scheduled to be made on the Term Assets, a firm of independent public accountants will furnish a report to the Depositor, the Rating Agencies and the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Term Assets during the related Accounting Period and performed accounting and auditing procedures set forth in the Trust Agreement which should enable the recipients of such reports to determine whether such administration was conducted in compliance with the terms of the Trust Agreement. Such report will identify any exceptions found during the examination. "Accounting Period" will mean each twelve-month period ending on the 30th day of June (commencing with the twelve-month period ending June 30, 1999). The Company reserves the right to change the timing of Accounting Periods, but no Accounting Period may exceed 12 months.

TERMINATION OF THE TRUST

     The Trust shall terminate upon (i) the distribution in kind of the Term Assets on August 1, 2018, (ii) the payment in full of amounts due and owing on the Certificates following a Special Event Redemption, (iii) the distribution in kind of the Term Assets to the ZTF Class Certificateholders and Amortizing Class Certificateholders after a Payment Default or an Acceleration or (iv) the distribution in kind of the Term Assets upon the tender by an affiliate of the Depositor of 100% of each of the then-outstanding ZTF Class Certificates and Amortizing Class Certificates in exchange for 100% of the Term Assets. See "Description of the Trust Agreement-Termination" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the United States federal income tax consequences of an investment in the Certificates by Holders that acquire their Certificates in their initial offering. The discussion and the opinions referenced below are based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. Prospective investors should note that no rulings have been or are expected to be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Further, the following summary does not deal with all United States federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as Non-United States Holders (as defined below), banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, S corporations, estates and trusts, investors that hold the Certificates (or have held the Term Assets) as part of a hedge, straddle, integrated transaction or conversion transaction, or holders whose "functional currency" is not the United States dollar. Furthermore, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Certificateholder. In addition, this summary generally is limited to investors that will hold the Certificates as "capital assets" within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code"). Investors should consult their own tax advisers to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates.

     As used herein under "Federal Income Tax Consequences," "United States Holder" or "Holder" means a beneficial holder of a Certificate that is an individual citizen or resident of the United States, a corporation or, except as may be provided in regulations, other entity created or organized in or under the laws of the United States or an estate or trust which is a United States Person within the meaning of section 7701(a)(30) of the Code. "Non- United States Holder" means any holder that is not a United States Holder.

TAX STATUS OF THE TRUST

     The characterization of the Trust for federal income tax purposes is not certain. It is structured as a "grantor trust". Nonetheless, certain terms of the Trust may be viewed by the Internal Revenue Service as inconsistent with the rules for qualification as a grantor trust. In light of this uncertainty, upon the issuance of the Certificates, Stroock & Stroock & Lavan LLP, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Trust Agreement (and certain other documents) and based on certain representations of the Depositor, for federal income tax purposes, if the Trust is determined not to be a grantor trust, it will be characterized as a partnership and not as an association taxable as a corporation (or publicly traded partnership treated as an association).

     Prospective investors should be aware that no rulings have been sought from the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the Trust is a grantor trust. If, contrary to special counsel's opinion, the Trust is determined to be an association taxable as a corporation or a publicly traded partnership treated as a corporation, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of special counsel's opinion, however, (i) the Trust intends for tax reporting purposes to characterize the Trust as a grantor trust and (ii) except as specifically discussed otherwise under "Possible Recharacterization of the Trust as a Partnership and the Amortizing Class Certificates as Debt" or otherwise indicated herein, the balance of this discussion assumes that the Trust will be classified as a grantor trust.

     Certificateholders will be treated, for federal income tax purposes, as if they had purchased their pro rata interest of the Trust's underlying assets.

     The prospectus supplement relating to the original offering of the Term Assets indicates that counsel to the Term Assets Issuer advised the Term Assets Issuer that the Term Assets will constitute indebtedness for United States federal income tax purposes. Special tax counsel to the Company has made no investigation of the Term Assets or the circumstances surrounding their issuance but has assumed that they will be classified for United States federal income tax purposes as indebtedness of the Term Assets Issuer. The balance of this discussion assumes that the Term Assets will be so classified.

INCOME OF CERTIFICATEHOLDERS

     Each Certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such Certificate. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Certificate as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below.

     The amount of OID on the Certificate will be equal to the excess of all amounts payable on the Certificate over the amount paid to acquire the Certificate. In general, the amount of OID includible in income in any taxable year by a Certificateholder is the sum of the "daily portions" of OID on the Certificate for all days during the taxable year that the Certificateholder owns the Certificate. The daily portions of OID on a Certificate are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID allocable to each accrual period is determined by multiplying the "adjusted issue price" (as defined below) of the Certificate at the beginning of the period by a fraction, the numerator of which is the annual yield to maturity of the Certificate and the denominator of which is the number of accrual periods in a year. An "accrual period" would generally be each period ending on an interest payment date on the Certificates, although Treasury regulations allow a Certificateholder to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Certificates occurs at the end of an accrual period. The yield to maturity of a Certificate is determined by each holder based on that holder's purchase price.

     The "adjusted issue price" of the Certificate at the beginning of any accrual period is the purchase price for a Certificate (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments on the Certificates allocable to the holder in all prior accrual periods.

     The Trustee currently intends for information reporting purposes to account for OID reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser at the original offering price to the public, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

     Because a ZTF Class Certificateholder will not be receiving current distributions of interest, OID will be reported as income prior to the receipt of cash attributable to such income and (prior to the ZTF Class Accrual Commencement Date) the amount of OID includible in income will increase each year.

PURCHASE AND SALE OF A CERTIFICATE OR TERM ASSETS

     A Certificateholder's tax basis in a Certificate generally will equal the cost of the Certificate increased by any amounts includible in income as OID, and reduced by any payments made on the Certificate. If a Certificate is sold or redeemed for cash (for example, upon the redemption of the Term Assets upon a Special Event Redemption), capital gain or loss will be recognized equal to the difference between the proceeds of sale and the Certificateholder's adjusted basis in the Certificate. Assuming that all holders receive solely Term Assets, no gain or loss will be recognized by a holder upon the exchange of Term Assets for ZTF Class Certificates of equal principal amount on August 1, 2018. It is not clear whether gain or loss will be recognized upon the redemption of the Certificates in exchange for Term Assets following a Payment Default or an Acceleration on the Term Assets.

POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP AND
THE AMORTIZING CLASS CERTIFICATES AS DEBT

     As indicated above under "Tax Status of the Trust," it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Further, under Treasury Regulation 1.761-2, certain partnerships may "elect out" of subchapter K of the Code (partnership tax accounting). Although its eligibility is subject to uncertainty, the Trust intends to make this election. Assuming that it is so eligible, each Certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each Holder's purchase of a Certificate, each such Holder is deemed to consent to the Trust's making of a protective election out of subchapter K of the Code.

     If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level and to utilize a taxable year for reporting purposes, (ii) the information reporting rules applicable to partnerships would apply and (iii) each Holder would be required to separately take into account such Holder's distributive share of income and deductions of the Trust. A Holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the Holder's taxable year which ends with or within the Trust's taxable year. A Holder's share of the income of the Trust computed at the Trust level would not necessarily be the same if computed under the OID rule described above under "Income of Certificateholders" and, in particular, may not take account of any difference in the yield on the Certificate to the Holder based on the Certificateholder's purchase price and the yield on the Term Assets determined at the Trust level.

     Although unlikely, it is also possible that the Amortizing Class Certificates may be treated as newly issued debt instruments of the Trust. In such a case they would generally be treated as not having been issued with original issue discount. However, as debt instruments, the Amortizing Class Certificates would be debt instruments described in section 1272(a)(6) of the Code. Special rules apply to such debt instruments acquired with market discount or premium and, in general, such instruments may not be integrated with hedging instruments under Treasury Regulation section 1.1275-6.

     IN THE UNLIKELY EVENT THAT THE AMORTIZING CLASS CERTIFICATES ARE TREATED AS DEBT INSTRUMENTS ISSUED BY THE TRUST, ZTF CLASS CERTIFICATEHOLDERS WOULD BE TREATED AS OWNING INDIRECT INTERESTS IN THE (WHOLE) TERM ASSETS AND THE AMORTIZING CLASS CERTIFICATES WOULD BE TREATED AS ACQUISITION INDEBTEDNESS. AMONG OTHER CONSEQUENCES, INCOME ON THE ZTF CLASS CERTIFICATES WOULD BE INCLUDED IN UNRELATED BUSINESS TAXABLE INCOME, AND THUS SUBJECT TO TAX, IN THE HANDS OF TAX-EXEMPT INVESTORS.

STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, prospective purchasers should consult their own tax advisers with respect to such matters.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in
Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan ("Keogh") or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, I.E., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Term Assets Issuer, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute plan assets, which in turn might mean that certain aspects of such investment, including the deemed extension of credit between the Term Assets Issuer and the holder of a Certificate (as a result of the Term Assets being deemed to be plan assets) might be prohibited transactions under ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under
Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate, for certain purposes (including the prohibited transaction provisions of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust unless an exception applied under the Regulation.

     Each purchaser of a ZTF Class Certificate or Amortizing Class Certificate, as applicable, and each fiduciary who causes any entity to purchase a Certificate will be deemed to have represented and warranted that either (i) it is neither a Plan nor an entity the assets of which are deemed to be "plan assets" or (ii) its purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction. In this regard, prospective Plan investors as to which the Term Assets Issuer, the Underwriter or any of their affiliates may be a Party in Interest may wish to consider the exemptive relief available under the following prohibited transaction class exemptions ("PTCEs"): (A) the qualified in-house asset manager ("INHAM") exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1), (E) the qualified professional asset manager ("QPAM") exemption (PTCE 84-14), and (F) the broker-dealer exemption (PTCE 75-1).

     NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION THAT AN INVESTMENT IN THE CERTIFICATES WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY, OR IS APPROPRIATE FOR, PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN OR ANY OTHER ENTITY THE ASSETS OF WHICH ARE DEEMED TO BE "PLAN ASSETS," SUCH AS AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT, PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated May 21, 1998 (the "Underwriting Agreement"), the Company has agreed to sell and Salomon Brothers Inc (an affiliate of the Company) has agreed to purchase, all the ZTF Class Certificates and Amortizing Class Certificates.

     The Underwriter has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby, if any such Certificates are purchased, at a price of $54,918,875, which will constitute the aggregate proceeds to the Company, before deducting expenses estimated at $135,000.

     The Company has been advised by the Underwriter that it proposes to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Any profit on the resale of Certificates by the Underwriter will constitute underwriting compensation under the Securities Act.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     Salomon Brothers Inc is an affiliate of the Company, and the participation by Salomon Brothers Inc in the offering of the Certificates complies with Conduct Rule 2720 of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                     RATINGS

     It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated identically to the Term Assets by both Moody's and Standard & Poor's. Moody's and Standard & Poor's have rated the Term Assets "A2" and "A," respectively.

     The ratings address the likelihood of the receipt by Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Term Assets.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     The Company has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Company and for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                 INDEX OF TERMS

                                                                       PAGE

Acceleration............................................................12
Accounting Period.......................................................14
Amortizing Class Certificates............................................i
Amortizing Class Periodic Interest......................................10
Calculation Agent.......................................................ii
Certificate Principal Balance............................................9
Certificateholders......................................................ii
Certificates.............................................................i
Clearing Agency..........................................................9
Closing Date.............................................................i
Code.....................................................................5
Collection Period.......................................................11
Commission...............................................................8
Company..................................................................i
Depositor................................................................i
Distribution Date.......................................................ii
DOL.....................................................................17
DTC.....................................................................ii
ERISA...................................................................17
Exchange Act.............................................................7
Fixed Payment...........................................................ii
Holder..................................................................14
INHAM...................................................................17
Interest Accrual Period.................................................10
Interest Collections....................................................11
IRA.....................................................................17
IRS.....................................................................14
Keogh...................................................................17
Moody's..................................................................i
Non-United States Holder................................................15
NYSE.....................................................................i
OID.....................................................................15
Participants............................................................ii
Parties in Interest.....................................................17
Pass-Through Rate.......................................................ii
Payment Default.........................................................12
Plan....................................................................17
Prospectus...............................................................i
PTCEs...................................................................17
QPAM....................................................................17
Rating Agencies..........................................................i
Regulation..............................................................17
Salomon..................................................................i
SBHCI....................................................................6
Securities Act...........................................................8
SIPA.....................................................................6
Special Event Redemption................................................ii
Special Event Redemption Date...........................................ii
Specified Currency.......................................................8
Standard & Poor's........................................................i
Term Assets.............................................................i
Term Assets Issuer.......................................................i
Term Assets Optional Redemption..........................................3
Term Assets Payment Date.................................................8
Term Assets Prospectus...................................................i
Term Assets Registration Statement.......................................8
TIERS....................................................................i
Trust....................................................................i
Trust Agreement..........................................................i
Trust Indenture Act......................................................7
Trustee..................................................................i
Underwriter..............................................................i
Underwriting Agreement..................................................18
United States Holder....................................................14
Voting Rights...........................................................13
Yield to Amortizing Class Final Distribution Date........................i

                                   APPENDIX A

                          IDENTIFICATION OF TERM ASSETS

TERMS OF TERM ASSETS


Term Assets Issuer:                     Chrysler Corporation
Term Assets:                            7.40% Debentures due 2097
Dated:                                  July 18, 1997
Original Principal Maturity Date:       August 1, 2097
Original Par Value Amount Issued:       $500,000,000
CUSIP Number:                           171196 AT5
Stated Interest Rate:                   7.40%
Interest Payment Dates:                 February 1 and August 1
Mode of Payment of Term Assets:         By credit to the account of the holder
                                         at DTC
Par Value Amount of Term Assets
Deposited Under  Trust Agreement:       $50,000,000



     The Term Assets will be held by the Trustee for the Owners of Certificates as book-entry credits to an account of the Trustee at DTC.

AVAILABLE INFORMATION

     The Term Assets Issuer is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Term Assets Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, certain material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York; the Midwest Stock Exchange, 120 South LaSalle Street, Chicago, Illinois; the Pacific Stock Exchange, Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

                                   APPENDIX B

                          Amortizing Class Certificates
                         Schedule of Amortizing Payments

                                                                                                                   Amortized
                                                                                       Total                      Outstanding
                                                                                    Amortizing                     Principal
       Distribution Date         Interest                    Principal                Payment                        Balance
          May 21, 1998                                                                                            41,250,000.00
        August 1, 1998        1,361,250.00                   488,750.00              1,850,000.00                 40,761,250.00
      February 1, 1999        1,345,121.25                   504,878.75              1,850,000.00                 40,256,371.25
        August 1, 1999        1,328,460.25                   521,539.75              1,850,000.00                 39,734,813.50
      February 1, 2000        1,311,249.44                   538,750.56              1,850,000.00                 39,196,080.94
        August 1, 2000        1,293,470.67                   556,529.33              1,850,000.00                 38,639,551.61
      February 1, 2001        1,275,105.20                   574,894.80              1,850,000.00                 38,064,656.82
        August 1, 2001        1,256,133.67                   593,866.33              1,850,000.00                 37,470,790.49
      February 1, 2002        1,236,536.09                   613,463.91              1,850,000.00                 36,857,326.58
        August 1, 2002        1,216,291.78                   633,708.22              1,850,000.00                 36,223,618.35
      February 1, 2003        1,195,379.41                   654,620.59              1,850,000.00                 35,568,997.76
        August 1, 2003        1,173,776.93                   676,223.07              1,850,000.00                 34,892,774.68
      February 1, 2004        1,151,461.56                   698,538.44              1,850,000.00                 34,194,236.25
        August 1, 2004        1,128,409.80                   721,590.20              1,850,000.00                 33,472,646.05
      February 1, 2005        1,104,597.32                   745,402.68              1,850,000.00                 32,727,243.37
        August 1, 2005        1,079,999.03                   770,000.97              1,850,000.00                 31,957,242.40
      February 1, 2006        1,054,589.00                   795,411.00              1,850,000.00                 31,161,831.40
        August 1, 2006        1,028,340.44                   821,659.56              1,850,000.00                 30,340,171.83
      February 1, 2007        1,001,225.67                   848,774.33              1,850,000.00                 29,491,397.50
        August 1, 2007          973,216.12                   876,783.88              1,850,000.00                 28,614,613.62
      February 1, 2008          944,282.25                   905,717.75              1,850,000.00                 27,708,895.87
        August 1, 2008          914,393.56                   935,606.44              1,850,000.00                 26,773,289.43
      February 1, 2009          883,518.55                   966,481.45              1,850,000.00                 25,806,807.98
        August 1, 2009          851,624.66                   998,375.34              1,850,000.00                 24,808,432.65
      February 1, 2010          818,678.28                 1,031,321.72              1,850,000.00                 23,777,110.92
        August 1, 2010          784,644.66                 1,065,355.34              1,850,000.00                 22,711,755.58
      February 1, 2011          749,487.93                 1,100,512.07              1,850,000.00                 21,611,243.52
        August 1, 2011          713,171.04                 1,136,828.96              1,850,000.00                 20,474,414.56
      February 1, 2012          675,655.68                 1,174,344.32              1,850,000.00                 19,300,070.24
        August 1, 2012          636,902.32                 1,213,097.68              1,850,000.00                 18,086,972.55
      February 1, 2013          596,870.09                 1,253,129.91              1,850,000.00                 16,833,842.65
        August 1, 2013          555,516.81                 1,294,483.19              1,850,000.00                 15,539,359.46
      February 1, 2014          512,798.86                 1,337,201.14              1,850,000.00                 14,202,158.32
        August 1, 2014          468,671.22                 1,381,328.78              1,850,000.00                 12,820,829.54
      February 1, 2015          423,087.37                 1,426,912.63              1,850,000.00                 11,393,916.92
        August 1, 2015          375,999.26                 1,474,000.74              1,850,000.00                  9,919,916.17
      February 1, 2016          327,357.23                 1,522,642.77              1,850,000.00                  8,397,273.41
        August 1, 2016          277,110.02                 1,572,889.98              1,850,000.00                  6,824,383.43
      February 1, 2017          225,204.65                 1,624,795.35              1,850,000.00                  5,199,588.08
        August 1, 2017          171,586.41                 1,678,413.59              1,850,000.00                  3,521,174.49
      February 1, 2018          116,198.76                 1,733,801.24              1,850,000.00                  1,787,373.25
        August 1, 2018          58,983.32                  1,787,373.25              1,846,356.57                          0.00

                                   APPENDIX C


  Distributions Upon Special Event Redemption; Payment Default or Acceleration



                                                  Amortizing Class                               ZTF Class
        Distribution Date                           Certificates                               Certificates
                                                                                                            Percentage
                                     Amount of          Percentage of             Amount of                  of Total
                                     Distribution(1)   Total Distribution       Distribution(1)              Distribution
           May 21, 1998             $38,074,931.47          76.15%                $11,925,068.53                23.85%
          August 1, 1998            $37,842,636.65          75.69%                $12,157,363.35                24.31%
         February 1, 1999           $37,403,648.59          74.81%                $12,596,351.41                25.19%
          August 1, 1999            $36,948,714.20          73.90%                $13,051,285.80                26.10%
         February 1, 2000           $36,477,256.99          72.95%                $13,522,743.01                27.05%
          August 1, 2000            $35,988,680.53          71.98%                $14,011,319.47                28.02%
         February 1, 2001           $35,482,367.89          70.96%                $14,517,632.11                29.04%
          August 1, 2001            $34,957,681.04          69.92%                $15,042,318.96                30.08%
         February 1, 2002           $34,413,960.33          68.83%                $15,586,039.67                31.17%
          August 1, 2002            $33,850,523.82          67.70%                $16,149,476.18                32.30%
         February 1, 2003           $33,266,666.82          66.53%                $16,733,333.18                33.47%
          August 1, 2003            $32,661,661.26          65.32%                $17,338,338.74                34.68%
         February 1, 2004           $32,034,755.11          64.07%                $17,965,244.89                35.93%
          August 1, 2004            $31,385,171.92          62.77%                $18,614,828.08                37.23%
         February 1, 2005           $30,712,110.20          61.42%                $19,287,889.80                38.58%
          August 1, 2005            $30,014,742.97          60.03%                $19,985,257.03                39.97%
         February 1, 2006           $29,292,217.23          58.58%                $20,707,782.77                41.42%
          August 1, 2006            $28,543,653.50          57.09%                $21,456,346.50                42.91%
         February 1, 2007           $27,768,145.41          55.54%                $22,231,854.59                44.46%
          August 1, 2007            $26,964,759.30          53.93%                $23,035,240.70                46.07%
         February 1, 2008           $26,132,533.84          52.27%                $23,867,466.16                47.73%
          August 1, 2008            $25,270,479.78          50.54%                $24,729,520.22                49.46%
         February 1, 2009           $24,377,579.66          48.76%                $25,622,420.34                51.24%
          August 1, 2009            $23,452,787.66          46.91%                $26,547,212.34                53.09%
         February 1, 2010           $22,495,029.48          44.99%                $27,504,970.52                55.01%
          August 1, 2010            $21,503,202.35          43.01%                $28,496,797.65                56.99%
         February 1, 2011           $20,476,175.07          40.95%                $29,523,824.93                59.05%
          August 1, 2011            $19,412,788.21          38.83%                $30,587,211.79                61.17%
         February 1, 2012           $18,311,854.40          36.62%                $31,688,145.60                63.38%
          August 1, 2012            $17,172,158.75          34.34%                $32,827,841.25                65.66%
         February 1, 2013           $15,992,459.42          31.98%                $34,007,540.58                68.02%
          August 1, 2013            $14,771,488.33          29.54%                $35,228,511.67                70.46%
         February 1, 2014           $13,507,952.09          27.02%                $36,492,047.91                72.98%
          August 1, 2014            $12,200,533.04          24.40%                $37,799,466.96                75.60%
         February 1, 2015           $10,847,890.59          21.70%                $39,152,109.41                78.30%
          August 1, 2015             $9,448,662.67          18.90%                $40,551,337.33                81.10%
         February 1, 2016            $8,001,567.54          16.00%                $41,998,532.46                84.00%
          August 1, 2016             $6,504,905.81          13.01%                $43,495,094.19                86.99%
         February 1, 2017            $4,957,562.73           9.92%                $45,042,437.27                90.08%
          August 1, 2017             $3,358,010.77           6.72%                $46,641,989.23                93.28%
         February 1, 2018            $1,704,812.66           3.41%                $48,295,187.34                96.59%
          August 1, 2018                     $0.00           0.00%                $50,000,000.00               100.00%


- -----------
(1) does not include any premium that may be distributed to Certificateholders on any such Distribution Date.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that the information contained herein and in the accompanying Prospectus is correct as of any time subsequent to the date hereof; however, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.

PROSPECTUS

Trust Certificates

Trust Shares

(Issuable in Series)

Structured Products Corp.

Depositor

The Trust Certificates or Shares (either the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class") with an aggregate initial public offering price or purchase price of up to $1,000,000,000 or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons ("Registered Certificates") or as one or more global securities in registered form (each a "Global Security").

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "Term Assets") issued by one or more issuers (the "Term Assets Issuers"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Term Assets, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Structured Products Corp. (the "Company") pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Company, the administrative agent, if any, (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Term Assets will be purchased by the Company in the secondary market (either directly or through an affiliate of the Company) and will not be acquired either from the issuer with respect thereto or pursuant to any distribution by or agreement with any such issuer. The Term Assets discussed herein and in the related Prospectus Supplement represent the obligation of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State, which are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and which, in accordance therewith file reports and other information with the Securities and Exchange Commission. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). See "Description of Certificates" and "Description of Deposited Assets and Credit Support".

Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

Except as otherwise provided herein and in the applicable prospectus supplement, the Company's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Certificates--Advances in Respect of Delinquencies".

The Certificates of each Series will not represent an obligation of or interest in the Company, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any Administrative Agent or their respective affiliates.

Prospective investors should consider the factors set forth under "Special Considerations".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is June 13, 1997.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Company does not intend to send any financial reports to Certificateholders.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Structured Products Corp., 32nd Floor, Seven World Trade Center, New York, New York 10048. Telephone requests for such copies should be directed to the Secretary of Structured Products Corp. at (212) 783-6705.


                          REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Company, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.


                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Salomon Brothers Inc (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to "U.S. dollars", "U.S.$", USD, "dollar" or "$" are to the lawful currency of the United States.


                             SPECIAL CONSIDERATIONS

     LIMITED LIQUIDITY. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

     CERTAIN LEGAL ASPECTS. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

     LIMITED OBLIGATIONS AND INTERESTS. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Issuer, or any other Person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase a Term Asset with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Term Asset to the Company, or from a reserve fund established to provide funds for such repurchases. The Company has no obligation to establish or maintain any such reserve fund.

     CREDIT SUPPORT; LIMITED ASSETS. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Company, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Company, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support".

     MATURITY AND REDEMPTION CONSIDERATIONS. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Term Assets and the manner and priority in which collections from such Term Assets and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Term Assets and any other Deposited Assets. See also "Maturity and Yield Considerations".

     TAX CONSIDERATIONS. The federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. Upon the issuance of each Series of Certificates, the Depositor will cause to be filed with the Commission a Current Report on Form 8-K containing an opinion of counsel as to federal income tax matters. See the description under "Federal Income Tax Considerations" in the related Prospectus Supplement.

     RATINGS OF THE CERTIFICATES. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

     GLOBAL SECURITIES. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and any further description contained in the related Prospectus Supplement.

     CURRENCY RISKS. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This Prospectus does not describe all the risks of an investment in such Certificates, and the Company disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See "Currency Risks".

     PASSIVE NATURE OF THE TRUST. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Term Assets Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Term Assets or take certain other actions in respect of the Deposited Assets.

     In addition, the Prospectus Supplement for each Series of Certificates will set forth information regarding additional special considerations, if any, applicable to such Series (and each Class within such Series).


                                   THE COMPANY

     The Company was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly- owned, limited-purpose finance subsidiary of Salomon Inc, and a direct subsidiary of Salomon Brothers Holding Company Inc ("SBHCI"). The Company will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets (including Deposited Assets and Credit Support) in connection therewith or with the creation of each Trust and in activities related or incidental thereto. The Company does not have, nor is it expected to have, any significant unencumbered assets. The Company was established as a bankruptcy remote entity to facilitate asset securitizations. In connection therewith, assets have been sold by Salomon Brothers Inc to the Company. The Company is a separate legal entity the assets of which are not available to satisfy the claims of creditors of Salomon Inc, SBHIC, Salomon Brothers Inc, or any other affiliate.

     The Company's principal executive offices are located at Room 33-130, 33rd Floor, Seven World Trade Center, New York, New York 10048 (telephone (212) 783-6645).


                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company to purchase the related Deposited Assets and arrange certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Company for general corporate purposes.


                             FORMATION OF THE TRUST

     The Company will assign the Deposited Assets (or cash to purchase such assets) for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets". The Trustee named in the applicable Prospectus Supplement, will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "-- Retained Interest; Administrative Agent Compensation and Payment of Expenses". The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

     Unless otherwise stated in the Prospectus Supplement, the Company's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies", and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies".

     Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Company or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support"; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect at Delinquencies".

     In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.


                        MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Term Assets and the terms, if any, upon which such Term Assets may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Term Assets with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

     The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Term Assets of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Term Assets prior to the stated maturity thereof. A variety of tax, accounting, economic, social and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a Term Assets Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Term Assets, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Term Asset redeemable at the option of a Term Assets Issuer will be repaid prior to its stated maturity.

     Unless otherwise specified in the related Prospectus Supplement, each of the Term Assets will be subject to acceleration upon the occurrence of certain Term Asset Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Term Assets as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See "Description of the Deposited Assets".

     The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

     The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Term Assets having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

     The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Term Assets.


                           DESCRIPTION OF CERTIFICATES

     Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

     A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Company as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the Issuance of such Series.

GENERAL

     There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support--Collections".

     Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Term Asset which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Term Asset, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such Class, including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a- 7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of such Series or each Class within such Series offered hereby (PROVIDED, HOWEVER, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiii) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xiv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xv) If other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvi) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xviii) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

     The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfer in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

     Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series of Registered Certificates is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class into U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

     Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

     Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; PROVIDED, HOWEVER, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01).

     Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); PROVIDED, HOWEVER, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined below) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

     GENERAL. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distributions in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

     FIXED RATE CERTIFICATES. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     FLOATING RATE CERTIFICATES. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"),
(ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

     The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

     The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

     With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass- Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

     (1) CD RATE CERTIFICATES. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2) COMMERCIAL PAPER RATE CERTIFICATES. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day to the Interest Reset Period for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equipment by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

           Money Market Yield = D X 36O X 100
                                    360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (3) FEDERAL FUNDS RATE CERTIFICATES. Each Federal Funds Rate Certificate will bear interest for each Interest Resort Period at the Pass-Through Rate calculated with name to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by, the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)", PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

     (4) LIBOR CERTIFICATES. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

     (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

     (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at low two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 am., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

     (5) TREASURY RATE CERTIFICATES. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

     Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rate basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

OPTIONAL EXCHANGE

     If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series". The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Company's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

     (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

     (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

     (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

     (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

     (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Term Assets deposited in the applicable Trust; and

     (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

     Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

     Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

GLOBAL SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

     The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book- entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entries that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

     Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as Registered Certificates in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

     The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.


               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

     Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Term Assets") issued by one or more Issuers (the "Term Assets Issuers"), purchased by a Trust with proceeds from, and at the direction of, the Company or purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. The Term Assets Issuers will be one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission. Based on information contained in the offering document pursuant to which any Term Assets Issuer's securities were originally offered (a "Term Asset Prospectus"), the applicable Prospectus Supplement shall set forth certain information with respect to the public availability of information with respect to any Term Assets Issuer the debt securities of which constitute more than ten percent of the Term Assets for any series of Certificates as of the date of such Prospectus Supplement ("Concentrated Term Assets"). The specific terms and conditions of the Term Assets will be set forth in the related Prospectus Supplement.

     This Prospectus relates only to the Certificates offered hereby and does not relate to the Term Assets. The following description of the Term Assets is intended only to summarize certain characteristics of the Term Assets the Company is permitted to deposit in a Trust or to direct the Trustee to purchase, and does not purport to be a complete description of any Term Asset and is qualified in its entirety by reference to the applicable Prospectus Supplement, Term Asset Prospectus, or Term Assets Indenture (as defined below).

TERM ASSETS

     GENERAL. Unless otherwise specified in the related Prospectus Supplement each Term Asset will have been issued pursuant to an agreement (each, a "Term Assets Indenture") between the Term Assets Issuer and a trustee (the "Term Assets Trustee"). Unless otherwise specified, the Term Assets Indenture and the Term Assets Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Term Assets Indenture will contain certain provisions required by the Trust Indenture Act.

     CERTAIN COVENANTS. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any subsidiary's, ability to: (i) consolidate, merge, or transfer or lease assets;
(ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distribution on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

     The Term Assets Indenture related to one or more Term Assets included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Term Assets are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Term Assets against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Term Asset and, as applicable, will describe material covenants which are common to any pool of Term Assets.

     EVENTS OF DEFAULT. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and (iv) certain events of insolvency or bankruptcy with respect to the Term Assets Issuer.

     REMEDIES. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

     Each Term Assets Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Term Assets Indenture with respect to any Concentrated Term Asset ("Term Asset Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Term Asset Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Term Assets, against losses. If a Term Asset Event of Default occurs and the Trustee as a holder of the Term Assets is entitled to vote or take such other action to declare the principal amount of a Term Assets and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Term Asset ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Term Assets.

     SUBORDINATION. As set forth in the applicable Prospectus Supplement, certain of the Term Assets with respect to any Trust may be either senior ("Senior Term Assets") or subordinated ("Subordinated Term Assets") in right to payment to other existing or future indebtedness of the Term Assets Issuer. With respect to Subordinated Term Assets, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Term Assets, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Term Assets Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Term Assets would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Term Assets and the percentage of Senior Term Assets and Subordinated Term Assets, if any, in a Trust comprised of a pool of securities.

     SECURED OBLIGATIONS. Certain of the Term Assets with respect to any Trust may represent secured obligations of the Term Assets Issuer ("Secured Term Assets"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking PARI PASSU with the claims of all other general unsecured creditors.

     The Term Assets Indenture with respect to any Secured Term Asset may include, some, or all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Term Assets which are Secured Term Assets, will describe the security provisions of such Term Assets and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Term Assets, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

PRINCIPAL ECONOMIC TERMS OF TERM ASSETS

     Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Term Asset: (i) the title and series of such Term Assets, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Term Assets will bear interest, if any ("Term Assets Rate"); the date or dates from which such interest will accrue ("Term Assets Interest Accrual Periods"); and the dates on which such interest will be payable ("Term Assets Payment Dates"); (vii) the obligation, if any, of the Term Assets Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Term Assets Issuer; (ix) whether the Term Assets were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Term Assets will be made (the "Term Assets Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Term Assets; (xii) the rating thereof, if any; and (xiii) any other material terms of such Term Assets.

     With respect to a Trust comprised of a pool of Term Assets, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Term Assets pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Term Assets, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii),
(v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

     In addition to the foregoing, with respect to each Concentrated Term Asset issued by a Term Assets Issuer the applicable Prospectus Supplement will disclose the identity of the applicable obligor and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Term Asset or Term Assets and shall disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such information will typically consist of such obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such obligor identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given Term Assets Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement with respect to any such obligor.

OTHER DEPOSITED ASSETS

     In addition to the Term Assets, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Term Assets or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Term Assets (including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Term Assets, the "Deposited Assets"). The applicable Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Term Assets.

     Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

     As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

     SUBORDINATION. As discussed below under "--Collections", the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, its losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholder of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "-Reserve Accounts" and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

     LETTER OF CREDIT; SURETY BOND. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

     Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

     RESERVE ACCOUNTS. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

COLLECTIONS

     The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administration Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.


                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The following summary of certain provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

     At the time of issuance of any Series of Certificates, the Company will cause the Term Assets to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). Unless otherwise provided in the Prospectus Supplement, the Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust (Section 2.06). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Term Asset and each other Deposited Asset as of the Cut-off Date, and in the event any Term Asset represents ten percent or more of the total Term Assets with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

     In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

     Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Section 2.05).

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

     GENERAL. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     SUB-ADMINISTRATION. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

     The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub- Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

     The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub- Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses".

     The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub- Administrative Agent.

     REALIZATION UPON DEFAULTED DEPOSITED ASSETS. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

     Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.12), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset (Section 3.12).

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT
OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

     A separate agreement between the Trustee and the Depositor will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

     If and to the extent specified in the applicable separate fee agreement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.14).

ADVANCES IN RESPECT OF DELINQUENCIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

     Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); PROVIDED, HOWEVER, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.03). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE
COMPANY

     An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

     The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series (Section 6.04).

     The Trust Agreement will further provide that the Depositor will indemnify and hold harmless such an Administrative Agent or the Trustee and the Trustee's successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of the Trust and the performance of its duties thereunder. The Trust Agreement will further provide that the Administrative Agent or the Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Administrative Agent or the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations to indemnify the Administrative Agent or the Trustee. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Administrative Agent or the Trustee through the Administrative Agent's or the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in the Trust Agreement shall survive the resignation or termination of the Administrative Agent or the Trustee or the termination of the Trust Agreement. Failure by the Depositor to pay, reimburse or indemnify the Administrative Agent or the Trustee shall not entitle the Administrative Agent or the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Administrative Agent or the Trustee from the duties it is required to perform under the Trust Agreement. Any unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Administrative Agent or the Trustee in its individual capacity (Section 8.05).

     Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series (Section 6.02).

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

     Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations (Section 7.01). Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article 1).

     Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may, or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage-- Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series (Sections 7.01 and 7.02).

     No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage--Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.03). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 8.02).

MODIFICATION AND WAIVER

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such amendment described in (i) through (v) will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; PROVIDED, HOWEVER, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage-- Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class, and provided further that any such amendment shall not, as evidenced by an opinion of counsel, affect the tax status of the Trust.

     Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or after the timing of, distributions or payments which are required to be made on any Certificate or otherwise adversely affect in any material respects the interests of Certificateholders without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

     Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 7.04).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

     REPORTS TO CERTIFICATEHOLDERS. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

     (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

     (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

     (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

     (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

     (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

     (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent, if any, or the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.02).

     NOTICES. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date), which report should enable the recipients to determine whether such administration was conducted in compliance with the terms of the Trust Agreement. Such report shall identify any exceptions found during the examination.

     The Trust Agreement will also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates (Section 3.15).

     Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

TERMINATION

     Unless otherwise provided in the Prospectus Supplement, the obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices", and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

     Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 8.03). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 8.01).

THE TRUSTEE

     The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee, will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.


                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable Prospectus Supplement.

     THIS PROSPECTUS DOES NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

     Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

     If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

     The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently applicable Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

FOREIGN CURRENCY JUDGMENTS

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                              PLAN OF DISTRIBUTION

     Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed and the place and time of delivery of the Certificates to be offered thereby.

     If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Salomon Brothers Inc, an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     Salomon Brothers Inc is an affiliate of the Company and is an indirect wholly owned subsidiary of Salomon Inc, the indirect parent corporation of the Company. Salomon Brothers Inc's participation in the offer and sale of Certificates complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

     Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such affiliates in connection with offers and sales related to market-making transactions in the Certificates.


                                 LEGAL OPINIONS

     Certain legal matters with respect to the Certificates will be passed upon for the Company and the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                                 INDEX OF TERMS

Administration Fee.............................................................5

Administrative Agent...........................................................1

Administrative Agent Termination Events.......................................28

Base Rate.....................................................................10

Business Day...................................................................9

Calculation Agent.............................................................11

Calculation Date..............................................................12

CD Rate.......................................................................12

CD Rate Certificate...........................................................10

CD Rate Determination Date....................................................12

Certificate Account...........................................................23

Certificate Principal Balance.................................................15

Certificateholders.............................................................1

Certificates...................................................................1

Class..........................................................................1

Code..........................................................................18

Commercial Paper Rate.........................................................12

Commercial Paper Rate Certificate.............................................10

Commercial Paper Rate Determination Date......................................12

Commission.....................................................................1

Company........................................................................1

Components....................................................................33

Composite Quotations..........................................................10

Concentrated Term Assets......................................................19

Credit Support.................................................................1

Credit Support Instruments....................................................25

Cut-off Date..................................................................24

Day of Valuation..............................................................33

Definitive Certificate........................................................17

Depositary....................................................................17

Deposited Assets...............................................................1

Determination Date.............................................................8

Distribution Date..............................................................1

ECU............................................................................1

Exchange Act...................................................................1

Exchange Rate Agent............................................................8

Exchangeable Series...........................................................15

Federal Funds Rate............................................................10

Federal Funds Rate Certificate................................................10

Federal Funds Rate Determination Date.........................................13

Fixed Pass-Through Rate........................................................7

Fixed Rate Certificates.......................................................10

Floating Rate Certificates....................................................10

Global Security................................................................1

H.15(519).....................................................................10

Index Maturity................................................................10

Interest Reset Date...........................................................11

Interest Reset Period.........................................................11

Letter of Credit..............................................................23

Letter of Credit Bank.........................................................23

LIBOR.........................................................................14

LIBOR Certificate.............................................................10

LIBOR Determination Date......................................................14

London Banking Day.............................................................9

Market Exchange Rate...........................................................8

Maximum Pass-Through Rate.....................................................11

Minimum Pass-Through Rate.....................................................11

Money Market Yield............................................................13

Nonrecoverable Advance........................................................27

Notional Amount...............................................................10

Offering Agent.................................................................2

Optional Exchange Date........................................................16

Original Issue Date............................................................7

Participants..................................................................17

Pass-Through Rate..............................................................7

Prospectus Supplement..........................................................1

Purchase Price................................................................31

Rating Agency..................................................................3

Realized Losses...............................................................15

Registered Certificates........................................................1

Registration Statement.........................................................1

Related Proceeds..............................................................27

Required Percentage...........................................................28

Reserve Account...............................................................23

Retained Interest..............................................................5

Reuters Screen LIBO Page......................................................14

Securities Act.................................................................1

Series.........................................................................1

Specified Currency.............................................................1

Specified Interest Currency....................................................1

 Specified Premium Currency....................................................1

Specified Principal Currency...................................................1

Spread........................................................................10

Spread Multiplier.............................................................10

Strip Certificates.............................................................7

Stripped Interest.............................................................10

Sub-Administration Agreement..................................................25

Sub-Administrative Agent......................................................25

Surety........................................................................23

Surety Bond...................................................................23

Term Assets................................................................1, 18

Term Assets Currency..........................................................21

Term Assets Interest Accrual Periods..........................................21

Term Assets Issuers...........................................................18

Term Assets Payment Dates.....................................................21

Term Assets Prospectus........................................................18

Term Assets Rate..............................................................21

Treasury Bills................................................................14

Treasury Rate.................................................................15

Treasury Rate Certificate.....................................................10

Treasury Rate Determination Date..............................................15

Trust..........................................................................1

Trust Agreement................................................................1

Trustee........................................................................1

Trustee's Fee..................................................................4

Variable Pass-Through Rate.....................................................7

Voting Rights.................................................................28

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information contained herein and in the accompanying Prospectus is correct as of any time subsequent to the date hereof; HOWEVER, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                 PAGE

Summary of Terms..................................S-1
Special Considerations............................S-6
Formation of the Trust............................S-7
Use of Proceeds...................................S-7
Description of the Term Assets....................S-7
Description of the Certificates...................S-8
Description of the Trust Agreement...............S-12
Federal Income Tax Consequences..................S-14
ERISA Considerations.............................S-17
Method of Offering...............................S-18
Ratings..........................................S-18
Legal Opinions...................................S-18
Index of Terms...................................S-19

                                   PROSPECTUS

PROSPECTUS SUPPLEMENT................................1
AVAILABLE INFORMATION................................1
INCORPORATION OF CERTAIN DOCUMENTS  BY REFERENCE.....1
REPORTS TO CERTIFICATEHOLDERS........................2
IMPORTANT CURRENCY INFORMATION.......................2
SPECIAL CONSIDERATIONS...............................2
THE COMPANY..........................................4
USE OF PROCEEDS......................................4
FORMATION OF THE TRUST...............................4
MATURITY AND YIELD CONSIDERATIONS....................5
DESCRIPTION OF CERTIFICATES..........................6
DESCRIPTION OF DEPOSITED ASSETS AND  CREDIT SUPPORT.18
DESCRIPTION OF THE TRUST AGREEMENT..................24
CURRENCY RISKS......................................32
PLAN OF DISTRIBUTION................................34
LEGAL OPINIONS......................................35
INDEX OF TERMS......................................36


Until September 22, 1997, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions. Structured Products Corp.

DEPOSITOR SALOMON BROTHERS INC .

Dated May 21, 1998